Exhibit 99.1

Liquidia and GSK Restructure Collaboration Agreement

RESEARCH TRIANGLE PARK, N.C., June 26, 2019 — Liquidia Technologies, Inc. (Nasdaq: LQDA) (“Liquidia” or the “Company”), a late-stage clinical biopharmaceutical company focused on the development and commercialization of human therapeutics using its proprietary PRINT® technology, today announced that it has amended its collaboration agreement with GlaxoSmithKline (GSK) for the development and commercialization of pharmaceuticals based upon the Company’s proprietary PRINT® technology delivered through the inhalation route of administration.

The amended collaboration agreement provides the Company with the right to develop and commercialize three additional PRINT®-based therapeutics delivered via inhalation. Additionally, under the amended collaboration agreement, the Company can acquire rights to pursue additional PRINT®-based programs for inhalation therapy, subject to GSK’s approval. The amended collaboration agreement provides GSK with a right of first negotiation prior to the Company entering into a license agreement with a third party for any GSK-approved program developed under this amended collaboration agreement. Any new PRINT®-based therapeutic delivered via inhalation developed by the Company under the amended collaboration agreement would carry milestone and royalty obligations due to GSK, beginning with the initiation of a Phase 3 clinical trial. Prior to entering into the amended collaboration agreement, GSK maintained exclusive rights to develop and commercialize any PRINT®-based therapeutic delivered via inhalation, with the exception of LIQ861, the Company’s Phase 3 product candidate for the treatment of pulmonary arterial hypertension (PAH).

Neal Fowler, CEO of Liquidia, stated: “We are very excited by the opportunity to build on the benefits of PRINT® technology in inhaled delivery, as evidenced by the success of our clinical studies with LIQ861, the first inhaled dry powder formulation of treprostinil to treat patients with pulmonary arterial hypertension. Although submitting the New Drug Application (NDA) for LIQ861 remains our top priority in 2019, we also see clear opportunities to further expand the Liquidia pipeline of respiratory products.”

About LIQ861

LIQ861, a dry powder formulation of treprostinil based upon Liquidia’s proprietary PRINT® technology, is currently being evaluated in a Phase 3 clinical trial (INSPIRE) for the treatment of pulmonary arterial hypertension (PAH). PRINT® technology results in a treprostinil drug candidate with particles of a precise, uniform size, shape and composition that are engineered for optimal deposition in the lung following oral inhalation using a convenient, palm-sized dry power inhaler (DPI).

About Liquidia Technologies

Liquidia Technologies is a late-stage clinical biopharmaceutical company focused on the development and commercialization of therapeutics based upon the Company’s proprietary PRINT® particle engineering platform. The Company is currently conducting a Phase 3 clinical trial (INSPIRE) of LIQ861, a formulation of treprostinil for delivery via a dry powder inhaler, for the treatment of pulmonary arterial hypertension (PAH). Additionally, the Company has completed two Phase 1 clinical trials for LIQ865, a sustained release formulation of bupivacaine, a non-opioid anesthetic, for the treatment of local post-operative pain through a single injection. For more information please visit the Company’s website at www.liquidia.com.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related timelines, including the filing of an NDA for LIQ861, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the Securities and Exchange Commission, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information
Investors:
Jenny Kobin
IR Advisory Solutions
919.328.4389
IR@liquidia.com

Media:
Christy Curran
Sam Brown Inc.
615.414.8668
media@liquidia.com